Exhibit (d)(17)

INSTRUCTIONS AS TO USE OF WHITEHORSE FINANCE, INC.
SUBSCRIPTION RIGHTS CERTIFICATE

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE FOR COMMON STOCK

The following instructions relate to the subscription rights certificate (the “Subscription Rights Certificate”) pursuant to an offering (the “Offering”) by WhiteHorse Finance, Inc. (the “Company”) of non-transferable subscription rights (the “Rights”) to subscribe for up to an aggregate of 3,321,033 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by stockholders of record (the “Record Date Stockholders”) as of 5:00 p.m., New York City time, on October 23, 2015 (the “Record Date”). The Rights are offered on the terms and subject to the conditions described in the prospectus supplement, dated October 22, 2015 and the accompanying prospectus, dated August 25, 2015 (collectively, the “Prospectus”).

The rights may be exercised at any time during the subscription period, which commences on October 23, 2015 and ends at 5:00 p.m., New York City time, on November 20, 2015, unless extended by the Company in its sole discretion (the “Expiration Date”). The Rights are non-transferable and will not be listed for trading on the NASDAQ Global Select Market or any other stock exchange. The Rights may not be purchased or sold, and there will not be any market for trading the Rights. The shares of Common Stock issued pursuant to an exercise of Rights will be listed on the NASDAQ Global Select Market under the symbol “WHF.”

As described in the Prospectus, each Record Date Stockholder is entitled to receive one Right for each outstanding share of Common Stock owned on the Record Date. The Rights entitle Record Date Stockholders to purchase one new share of Common Stock for every 4.511505 Rights held (the “Basic Subscription”) at the subscription price (the “Subscription Price”), to be calculated as described in the Prospectus. As a result, the Company is requiring that a Record Date Stockholder deliver to the subscription agent for the Rights offering (the “Subscription Agent”) the Subscription Price of $13.55 per share in connection with the exercise of Rights pursuant to the Basic Subscription on or before the Expiration Date, except as otherwise indicated in the Section entitled “The Offering — Payment for Shares” in the Prospectus Supplement. The Rights may be exercised at any time during the subscription period, which commences on October 23, 2015 and ends at 5:00 p.m., New York City time, on November 20, 2015, unless extended by the Company in its sole discretion (the “Expiration Date”). Set forth below is the number of Rights evidenced by this Subscription Certificate that the Record Date Stockholder is entitled to exercise pursuant to the Basic Subscription.

If any shares of Common Stock available for purchase in the Offering are not subscribed for by Record Date Stockholders pursuant to the Basic Subscription (“Remaining Shares”), a Record Date Stockholder that has exercised fully its Rights pursuant to the Basic Subscription (other than those Rights which cannot be exercised because they represent the right to acquire less than one share) are entitled to subscribe for a number of Remaining Shares, on the terms and subject to the conditions set forth in the Prospectus, including as to pro-ration. We refer to these over-subscription privileges as the “ Over-Subscription Privilege.”

SAMPLE CALCULATION FOR A RECORD DATE STOCKHOLDER WHO OWNS 100 SHARES BASIC SUBSCRIPTION RIGHT (1-FOR-4.511505)

No. of shares held on the Record Date: 100 ÷ 1 = 100 Rights
(One Right for every share of Common Stock held on the Record Date)

No. of shares of Common Stock issued assuming full exercise of Basic Subscription:
100 × 0.221656 = 22 new shares of Common Stock

Total payment based on the Subscription Price: 22 shares × $13.55 = $298.10

METHOD OF EXERCISE OF RIGHTS

To exercise your Rights, American Stock Transfer & Trust Company, LLC (the “Subscription Agent”), must receive, in the manner specified herein, either (A) a properly completed and duly executed Subscription Rights Certificate and a wire, check or bank draft drawn on a bank or branch located in the United States and payable to “American Stock Transfer & Trust, LLC” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Basic Subscription and the Over-Subscription Privilege multiplied by the Subscription Price, on or prior to the Expiration Date; or (B) a Notice of Guaranteed Delivery by facsimile or otherwise guaranteeing delivery of (i) a properly completed and duly executed Subscription Rights Certificate and (ii) a wire, check or bank draft drawn on a bank or branch located in the United States and payable to “American Stock Transfer & Trust, LLC” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Basic Subscription and the Over-Subscription Privilege multiplied by the Subscription Price (which certificate and full payment must then be delivered by the close of business on the third business day after the extended expiration date). Payment must be made in U.S. dollars.

The method of delivery of this Subscription Certificate and the payment of the Subscription Price to the Company will be at the election and risk of the Record Date Stockholder, but if sent by mail it is recommended that the Subscription Certificate and payment be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Date, as it may be extended, or the date guaranteed payments are due under a Notice of Guaranteed Delivery (as applicable). Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of wire or certified or cashier’s check.

If delivering by hand or overnight courier, Record Date Stockholders should direct their Subscription Rights Certificates and payments to the following address:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

If delivery by mail, Record Date Stockholders should direct their Subscription Rights Certificates and payments to the following address:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
P.O. Box 2042
Brooklyn, New York 10272-2042

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Record Date Stockholders may receive a refund or be required to pay an additional amount as described in the Prospectus. Any additional payment required from a Record Date Stockholder must be received by the Subscription Agent within ten business days after the confirmation date in order to receive all the shares of Common Stock subscribed for. Any excess payment to be refunded by the Company to a Record Date Stockholder will be mailed by the Subscription Agent as promptly as practicable. No interest will be paid on any amounts refunded.

Participants in our dividend reinvestment plan will have any shares that they acquire pursuant to the offer credited to their stockholder dividend reinvestment accounts in the plan. Stockholders whose shares are held of record by Cede or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of Cede or the other depository or nominee. With respect to stockholders who hold shares in certificated form, stock certificates for all shares acquired will be mailed after payment for all the shares subscribed for has cleared, which may take up to 15 days from the date of receipt of the payment. With respect to all other stockholders, the ownership of shares purchased will be uncertificated and noted in book-entry form. The number of shares purchased will be shown on such stockholders’ statement of account.

A Record Date Stockholder exercising its rights may withdraw its subscription at any time prior to the expiration date. To be effective, any notice of withdrawal must be timely received by the Subscription Agent at the address listed above under “— Subscription Agent.” Any notice of withdrawal must specify the name of the Record Date Stockholder withdrawing its subscription, the number of shares being withdrawn (pursuant to the basic subscription and/or the over-subscription privilege), and the total amount paid for the shares being withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by us in our sole discretion. All Record Date Stockholders that validly withdraw their subscriptions will be entitled to reimbursement of the total amount paid for the withdrawn shares without any interest. Such reimbursement will be mailed by the Subscription Agent to the Record Date Stockholder’s address as listed on the cover page of the subscription certificate, or as otherwise therein. A Record Date Stockholder may re-exercise its rights at any time prior to the expiration date. To withdraw its subscription, a Record Date Stockholder may use the enclosed “Notice of Withdrawal of Subscription.”

COMPLETING THE SUBSCRIPTION RIGHTS CERTIFICATE

To subscribe for shares of Common Stock pursuant to the Basic Subscription, please complete parts (a) and (c) of Form 1 and Form 3 on the reverse of the Subscription Rights Certificate.

To subscribe for shares of Common Stock pursuant to the Over-Subscription Privilege, please parts (a), (b) and (c) of Form 1 and Form 3 on the reverse of the Subscription Rights Certificate.

FOR INSTRUCTIONS ON THE USE OF THE SUBSCRIPTION RIGHTS CERTIFICATE, OR FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, D.F. KING & CO., INC., TOLL-FREE AT (800) 591-8268.